                                                                    Exhibit 24.1


                                POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James
W. Guedry and Barbara L. Smithers, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement covering the offering and issuance of the preferred stock of a trust, limited partnership, limited liability company or wholly-owned subsidiary of or affiliated with International Paper Company (the "Issuer"), to be issued and sold from time to time pursuant to such registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his, her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                           TITLE                     DATE


/s/ John T. Dillon
---------------------------    Director and Chairman of the
John T. Dillon                 Board (Chief Executive Officer)     July 14, 1998


/s/ C. Wesley Smith
---------------------------    Executive Vice President and        July 14, 1998
C. Wesley Smith                Director

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---------------------------    Director                            July 14, 1998
Willard C. Butcher


/s/ Robert J. Eaton
---------------------------    Director                            July 14, 1998
Robert J. Eaton


/s/ Peter I. Bijur
---------------------------    Director                            July 14, 1998
Peter I. Bijur


/s/ John A. Georges
---------------------------    Director                            July 14, 1998
John A. Georges


/s/ Thomas C. Graham
---------------------------    Director                            July 14, 1998
Thomas C. Graham


/s/ John R. Kennedy
---------------------------    Director                            July 14, 1998
John R. Kennedy


/s/ Donald F. McHenry
---------------------------    Director                            July 14, 1998
Donald F. McHenry


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/s/ Patrick F. Noonan
---------------------------    Director                            July 14, 1998
Patrick F. Noonan


---------------------------    Director                            July 14, 1998
Jane C. Pfeiffer


/s/ Edmund T. Pratt, Jr.
---------------------------    Director                            July 14, 1998
Edmund T. Pratt, Jr.


/s/ Charles R. Shoemate
---------------------------    Director                            July 14, 1998
Charles R. Shoemate


/s/ Marianne M. Parrs
---------------------------    Senior Vice President and Chief     July 14, 1998
Marianne M. Parrs              Financial Officer


/s/ Andrew R. Lessin
---------------------------    Vice President and Controller and   July 14, 1998
Andrew R. Lessin               Chief Accounting Officer


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